UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 26, 2017
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 26, 2017, the Board of Directors of MidSouth Bancorp, Inc. (“MidSouth”) terminated the employment of C.R. “Rusty” Cloutier as President and Chief Executive Officer of MidSouth and also terminated the employment of Troy Cloutier as Chief Banking Officer of MidSouth and President and Chief Executive Officer of MidSouth Bank, N.A. (“MidSouth Bank”), effective immediately.

On April 26, 2017, the Board of Directors appointed Jim McLemore to serve as President and Chief Executive Officer for both MidSouth and MidSouth Bank on an interim basis. Mr. McLemore, age 57, has served as Senior Executive Vice President and Chief Financial Officer of MidSouth and MidSouth Bank since July 2009. Mr. McLemore will also retain his position as Chief Financial Officer of MidSouth and MidSouth Bank during the interim period. In connection with the increase in responsibilities, Mr. McLemore’s annual base salary will increase from $257,500 to $305,000.

A copy of a press release issued by MidSouth on April 27, 2017 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1 Press Release dated April 27, 2017.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
Interim President and Chief Executive Officer

Date:	May 2, 2017

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